Exhibit 10.1

CONFIDENTIAL –
FRE RULE 408
Execution Copy
SETTLEMENT AND LICENSE AGREEMENT
This SETTLEMENT AND LICENSE AGREEMENT (together with all Exhibits attached hereto, the “Agreement”), is made and entered into as of May 14, 2010 (the “Effective Date”), by and among Microsoft Corporation, a Washington corporation (Microsoft Corporation together with its Affiliates, “Microsoft”), on the one hand, and VirnetX Inc., a Delaware corporation (VirnetX Inc. together with its Affiliates, “VirnetX”), on the other hand. As used herein, “Party” refers to any of VirnetX or Microsoft individually, and “Parties” refers to VirnetX and Microsoft collectively.
RECITALS
A.
VirnetX Inc. has accused Microsoft of infringing U.S. Patent Nos. 6,502,135 B1 and 7,188,180 B2 (the “Patents-In-Suit”) in actions filed in the U.S. District Court for the Eastern District of Texas (“the Court”), designated Civ. Action No. 6:07CV80 (LED) and Civ. Action No. 6:10CV94 (LED) (“the Actions”).

B.
Microsoft Corporation has denied any such infringement of the Patents-in-Suit and challenged the validity thereof. Microsoft has also challenged the enforceability of the Patents-in-Suit to the extent allowed pursuant to the Order dated January 15, 2010 in Civ. Action No. 6:07CV80 (LED), Docket No. 274 (“the January 15, 2010 Order”).

C.	Microsoft admits no liability with respect to any of the claims asserted in the Actions.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
AGREEMENT
1 Compromise Only. This Agreement is entered into for purposes of settlement and compromise only. Nothing contained in this Agreement, or done or omitted in connection with this Agreement, is intended as or shall be construed as an admission of or by any Party, or on behalf of any Microsoft Released Party (as hereinafter defined), of any fault, liability or wrongdoing whatsoever, or an admission of or by any Microsoft Released Party that any Licensed Patents (as hereinafter defined) are infringed, valid or enforceable.
2 Definitions.
“Licensed Patents” shall mean all VirnetX patents and patent applications in existence and owned by or assigned to VirnetX Inc. or its current Affiliates as of the Effective Date (including, without limitation, the Patents-In-Suit and the patents and applications set forth on Exhibit A) and all patents and applications related to such patents and applications (including, without limitation, parents, continuations, continuations in part, and divisionals).
“Affiliate” means any entity that Controls, is Controlled by or under common Control with Microsoft Corporation or VirnetX Inc.
“Control” means direct or indirect ownership of at least fifty percent (50%) of the voting power, capital or other securities of an entity.
“Licensees” means Microsoft’s distributors and customers, but only to the extent such third parties exploit any Microsoft software which (i) has been licensed, created or developed by Microsoft and (ii) is licensed under this Agreement.

3. Releases
3.1
VirnetX, on behalf of itself and its predecessors, successors, assigns, attorneys, directors, shareholders, employees, and officers (collectively with VirnetX, the “VirnetX Releasing Parties”), hereby voluntarily, irrevocably and unconditionally fully and forever releases, discharges, covenants not to sue, and holds harmless Microsoft and its predecessors, successors, assigns, attorneys, insurers, agents, servants, subcontractors, officers, directors, shareholders, representatives, employees, and Licensees (collectively, the “Microsoft Released Parties”) from and for any and all rights, claims, debts, liabilities, demands, obligations, promises, damages, causes of action and claims for relief of any kind, manner, nature and description, known or unknown (collectively, “Claims”), which any of the VirnetX Releasing Parties have, may have had, might have asserted, may now have or assert, or may hereafter have or assert against the Microsoft Released Parties, or any of them, arising, accruing or occurring, in whole or in part, at any time prior to the Effective Date, including, without in any way limiting the generality of the foregoing, any claims or causes of action arising out of or related to any of the facts, transactions, matters or occurrences giving rise to or alleged, or that could have been alleged in or discovered in, the Actions or under any of the Licensed Patents.

3.2
Microsoft, on behalf of itself and its predecessors, successors, assigns (collectively with Microsoft, the “Microsoft Releasing Parties”), hereby voluntarily, irrevocably and unconditionally fully and forever releases, discharges, covenants not to sue, and holds harmless VirnetX and its predecessors, successors, assigns, attorneys, insurers, agents, servants, subcontractors, officers, directors, representatives, and employees (collectively, the “VirnetX Released Parties”) from and for any and all Claims which any of the Microsoft Releasing Parties have, may have had, might have asserted, or may now have or assert prior to the Effective Date arising out of or related to any of the facts, transactions, matters or occurrences giving rise to or alleged, or that could have been alleged in or discovered in, the Actions as to VirnetX’s assertion of the Patents-in-Suit, except that Microsoft does not release or discharge (or grant a covenant or hold harmless as to) its Claims that the Licensed Patents are invalid, unenforceable, and/or not infringed by Microsoft.

3.3
The VirnetX Releasing Parties and Microsoft Releasing Parties expressly waive any and all statutes, legal doctrines and other similar limitations upon the effect of general releases. By way of example, and without limitation, the foregoing parties waive the benefit of California Civil Code Section 1542, which states as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”
The VirnetX Releasing Parties and Microsoft Releasing Parties, with the advice of their counsel, waive any rights and/or benefits that they, or any of them, might otherwise have under Civil Code Section 1542 and any and all other statutes, legal doctrines and/or principles of similar effect in California, Washington, and any other state, federal or foreign jurisdiction, to the full extent that such rights and benefits may be waived.
4. Grant of Licenses and Covenant
4.1	[***], VirnetX hereby grants to Microsoft, and Licensees, a worldwide, irrevocable, nonexclusive, non-sublicensable fully paid up license and covenant not to sue under the Licensed Patents.

4.2	[***]

4.3	[***]

4.4	[***]
5. Consideration.
5.1.
Dismissals. VirnetX shall dismiss with prejudice (and cause Science Applications International Corporation (“SAIC”) to join in such dismissal) all claims in the Actions, and Microsoft shall dismiss with prejudice all counterclaims in the Actions (except Microsoft’s affirmative defenses and counterclaims of (i) non-infringement and invalidity shall be dismissed without prejudice and (ii) unenforceability shall be dismissed without prejudice but continue to be subject to the January 15, 2010 Order), by filing (and VirnetX causing SAIC to file) on or before May 21, 2010, Stipulations of Dismissal that provide that each of VirnetX Inc., Microsoft Corporation and SAIC will bear its own costs, expenses and attorney’s fees in connection with the Actions. In addition, VirnetX Inc. and Microsoft Corporation agree to execute such additional papers and motions as may be necessary to cause the Court to effect a disposal of all issues before it and a dismissal of the Actions.

[***]	INDICATES PORTIONS OF THIS EXHIBIT THAT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

5.2.
Payment. In full and complete settlement of all claims asserted against Microsoft in the Actions, and in full and complete consideration of the licenses, releases, waivers, and other covenants and rights in this Agreement, Microsoft Corporation shall within twenty (20) business days after the later of the Effective Date or the provision by VirnetX Inc. and its counsel of an IRS Form W-9 and a letter on its letterhead with payment instructions consistent with this paragraph pay to VirnetX Inc., in U.S. dollars, a total payment of two hundred million U.S. Dollars (US$ 200,000,000) by wire transfer into the following account:

Account Name: Texas IOLTA Trust Account -McKool Smith Bank Name and Address: Bank of America, N.A., 100 Crescent Court, Dallas, TX 75201 Beneficiary Name: VirnetX Inc.
6. Term. This Agreement shall remain in full force and effect until six years after the expiration of the last to expire of the Licensed Patents.
7. Miscellaneous.
7.1.
Confidentiality. The mere existence of this Agreement (including, without limitation, the identification of the Parties and any Licensed Patents) is not confidential. On or after a mutually agreed time, the Parties agree to issue the joint press release in the form attached as Exhibit B. Subject to the foregoing, no Party may issue a press release or otherwise affirmatively attempt to publicize the terms or existence of this Agreement. The Parties further agree that the terms and conditions of this Agreement are confidential and shall not be disclosed by any Party to any other person except (a) as may be required by law (including, without limitation, SEC reporting requirements, or any other United States or foreign regulatory requirements) or stock exchange rule (after prior written notice to the other Party with opportunity to comment on the disclosure), (b) during the course of litigation so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of the litigating Party, which includes designating the Agreement under the highest available level of protection under a protective order; (c) in confidence to the professional legal, advisory, and financial counsel representing or auditing such Party; (d) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; (e) in confidence, in connection with a merger or acquisition or proposed merger or acquisition of a Party, or the like; (f) in confidence by Microsoft to Licensees and any third parties covered by the terms of this Agreement; (g) in confidence, to potential acquirers of all or substantially all of VirnetX; (h) in confidence to the insurers and third party claim administrators of Microsoft; (i) in confidence to any person covered by the releases, licenses, waivers or other covenants and rights granted herein; or (j) as otherwise agreed in writing by the Parties executing this Agreement. Prior to any disclosure by VirnetX pursuant to the foregoing subsection (a), VirnetX will provide Microsoft with a draft copy of the proposed disclosure or filing (including, without limitation, any filing with the SEC) at least twenty-four (24) hours before such disclosure or filing is made, and the Parties will consult in good faith with respect to the content of the proposed disclosure and the potential for VirnetX to request confidential treatment with respect to portions of the Agreement that VirnetX reasonably believes must be disclosed or filed.

7.2.	Representations and Warranties. VirnetX represents, warrants, and covenants to Microsoft that:

(a) VirnetX Inc. is the sole, exclusive, and lawful owner of the Licensed Patents (including, without limitation, the Patents-in-Suit) and has all rights to enforce and license them and, thus the right to enter into this Agreement and grant all of the releases, licenses, waivers, and other covenants and rights under this Agreement.

(b) Subject to its Patent License and Assignment Agreement between VirnetX Inc. and SAIC, dated August 15, 2005 (and the amendments thereto as of November 2, 2006 and March 12, 2008), VirnetX Inc. is the sole, exclusive, and lawful owner of all interest in and to the Licensed Patents (including, without limitation, the Patents-in-Suit).

(c) No Claim released herein, and no portion of any such Claim, has been assigned or otherwise transferred by VirnetX to any other person or entity, either directly, indirectly, or by subrogation or operation of law. VirnetX has not filed, commenced, served, or otherwise instituted (in each case, either on its own, or in conjunction with any third party) any complaints, claims, causes of action, or demands against Microsoft other than those asserted in connection with the Actions.

(d) During the term of this Agreement any consideration required to be paid to any other person, corporation, or entity if any, on account of any or all of the releases, licenses, waivers, or other covenants or rights granted under this Agreement to any Microsoft Released Parties shall be paid by VirnetX, and no additional consideration shall be required of any of the Microsoft Released Parties. VirnetX has not granted and will not grant any licenses, covenants, and/or other rights, under the Licensed Patents and/or otherwise, that would conflict with, impair, and/or prevent any or all of the releases, licenses, waivers, or other covenants or rights granted under this Agreement. VirnetX Inc. will cause its Affiliates to comply with the terms and conditions of this Agreement.
(e) VirnetX has been represented by competent and independent counsel of its own choice throughout all negotiations preceding the execution of the Agreement, and has executed this Agreement upon the advice of said competent and independent counsel regarding the meaning and legal effect of this Agreement, and regarding the advisability of making the agreements provided for herein, and fully understands the same.
7.3.	Representations and Warranties. Microsoft represents, warrants, and covenants to VirnetX that:
(a) No Claim released herein, and no portion of any such Claim, has been assigned or otherwise transferred by Microsoft to any other person or entity, either directly, indirectly, or by subrogation or operation of law. Microsoft has not filed, commenced, served, or otherwise instituted (in each case, either on its own, or in conjunction with any third party) any complaints, claims, causes of action, or demands against VirnetX other than those asserted in connection with the Actions or the current reexamination proceedings of the Patents-In-Suit.
(b) Microsoft has been represented by competent and independent counsel of its own choice throughout all negotiations preceding the execution of the Agreement, and has executed this Agreement upon the advice of said competent and independent counsel regarding the meaning and legal effect of this Agreement, and regarding the advisability of making the agreements provided for herein, and fully understands the same.
7.4	Mutual Representations and Warranties. Each Party and each person signing this Agreement on behalf of a Party represents and warrants to the other that:
(a) Such Party has not entered this Agreement in reliance upon any promise, inducement, agreement, statement, or representation other than those contained in this Agreement.
(b) Such Party has the full right and power to enter into this Agreement, and the person executing this Agreement has the full right and authority to enter into this Agreement on behalf of such Party and the full right and authority to bind such Party to the terms and obligations of this Agreement.
7.5
Notices. All notices and requests which are required or permitted to be given in connection with this Agreement shall be in writing and shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows, or to such other address as the Party to receive the notice or request so designates by written notice to the other:

If to VirnetX Inc.:
Attn: Kendall Larsen, Chief Executive Officer VirnetX Inc. 5615 Scotts Valley Drive, Suite 110 Scotts Valley, California 95066 Facsimile: (831) 438-3078
with a copy to:
Samuel F. Baxter McKool Smith, P.C. 300 Crescent Court, Suite 1500 Dallas, TX 75201 Fax: (214) 978-4044
If to Microsoft Corporation:
Attn: Director of Licensing, LCA Patent Group Microsoft Corporation One Microsoft Way Redmond, WA 98052 Fax: (425) 936-7329
with a copy to: Attn: Law & Corporate Affairs Microsoft Corporation One Microsoft Way Redmond, Washington 98052 Fax: (425) 936-7329

7.6.
Governing Law; Venue. This Agreement shall be construed and controlled by the internal laws of the State of Texas (excluding conflict of laws principles) and applicable federal laws. The sole and exclusive venue for any lawsuit arising out of or relating to this Agreement shall be the United States District Court for the Eastern District of Texas.

7.7.
Costs. Each Party shall bear its own costs, expenses and attorneys’ fees incurred in connection with the Actions, the making of this Agreement, and its performance under this Agreement. Each Party expressly waives any claim of costs and attorneys’ fees from or against the other Party.

7.8.
Successors and Assigns. The terms, covenants, conditions, provisions and benefits of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

7.9.
No Construction Against Drafter. This Agreement results from negotiations between the Parties and their respective legal counsel, and each Party acknowledges that it has had the opportunity to negotiate modifications to the language of this Agreement. Accordingly, each Party agrees that in any dispute regarding the interpretation or construction of this Agreement, no statutory, common law or other presumption shall operate in favor of or against any Party by virtue of his, her or its role in drafting or not drafting the terms and conditions set forth herein.

7.10.	Captions. Captions or headings used in this Agreement are for the convenience of the Parties only, and shall not be considered part of this Agreement or used to construe the terms of this Agreement.
7.11.
Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable or otherwise in conflict with law, the remaining provisions shall remain in full force and effect. If any provisions of this Agreement are deemed not enforceable, they shall be deemed modified to the extent necessary to make them enforceable. Provisions shall apply, as applicable, to current and successive events, parties, and transactions.

7.12.
Counterparts. This Agreement may be executed in any number of counterparts and by the different Parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Execution of this Agreement may be accomplished by signing this Agreement and transmitting the signature page to opposing counsel by facsimile or email. The Parties so executing and delivering shall promptly thereafter deliver signed originals of at least the signature page(s), but no failure to do so shall affect the validity or enforceability of this Agreement.

7.13.
Waiver. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver unless expressly stated in writing by the Party making the waiver. No waiver of any provision shall be binding in any event unless executed in writing by the Party making the waiver.

7.14.
Entire Agreement. This Agreement (including, without limitation, all Exhibits attached hereto) constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous written or oral agreements, memorandums of understanding (including the Memorandum of Understanding between Microsoft Corporation and VirnetX Inc. dated May 12, 2010), or communications as to such subject matter, all of which are superseded, merged and fully integrated into this Agreement. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of the Parties by their respective duly authorized representatives.

7.15	[***]
7.16
Reexamination. [***] Microsoft will also cause to be filed with the United States Patent and Trademark Office notifications in the current reexamination proceedings of the Patents-In-Suit indicating that Microsoft Corporation will not participate in those reexamination proceedings.

[***]	INDICATES PORTIONS OF THIS EXHIBIT THAT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

IN WITNESS WHEREOF, VirnetX Inc. and Microsoft Corporation, being fully authorized and empowered to bind themselves to this Agreement, have caused this Agreement to be made and executed by duly authorized officers as of the Effective Date.

VIRNETX INC.		MICROSOFT CORPORATION

Name:	/s/ Kendall Larsen	Name:	/s/ Frank H Brod

	Title: President, Chairman and CEO		Title: Corp Vice President
	Date: 5/14/2010		Date: 5-14-2010

Exhibit A Certain Licensed Patents

Country	App. No.	Filing date	Patent No.	Issue Date
WO	PCT/US99/25325	10/29/1999
AU	00/14553	10/29/1999	761,388	09/18/2003
CA	2,349,519	10/29/1999
EP	99971606.1	10/29/1999	1125419	08/26/2009
EP-GB	99971606.1	10/29/1999	1125419	08/26/2009
EP-DE	99971606.1	10/29/1999	1125419	08/26/2009
EP-FR	99971606.1	10/29/1999	1125419	08/26/2009
EP-IT	46406/BE/2009	10/29/1999	1125419	08/26/2009
JP	2000-580350	10/29/1999	4,451,556	02/05/2010
JP	2009-246033	10/29/1999
US	09/429,643	10/29/1999	7,010,604	03/07/2006
US	10/401,551	03/31/2003	7,133,930	11/07/2006
US	11/301,022	12/13/2005
US	11/839,937	08/16/2007
US	09/429,643	02/15/2000	6,502,135	12/31/2002
WO	PCT/US01/04340	02/12/2001
EP	01910528.7	02/12/2001
JP	2001-560062	02/12/2001
US	10/082,164	02/26/2002	6,618,761	09/09/2003
US	10/401,888	03/31/2003	6,907,473	06/14/2005
US	10/082,285	02/26/2002	6,834,310	12/21/2004
US	10/259,494	09/30/2002	7,490,151	02/10/2009
US	11/839,969	08/16/2007
US	11/924,460	10/25/2007
WO	PCT/US99/25323	10/29/1999
AU	00/16003	10/29/1999	765914	01/15/2004
CA	2,349,520	10/29/1999
EP	99958693.6	10/29/1999
JP	2000-580354	10/29/1999
US	09/558,209	04/26/2000
WO	PCT/US01/13261	04/25/2001
EP	01932629.7	04/25/2001
EP	06014499.5	04/25/2001
EP	06014500.0	04/25/2001
HK	07109112.7	08/21/2007
HK	07109113.6	08/21/2007
JP	2001-583006	04/25/2001
US	10/702,486	11/07/2003	7,188,180	03/06/2007
US	11/679,416	02/27/2007
US	11/839,987	08/16/2007
US	10/702,522	11/07/2003	6,839,759	01/04/2005
US	10/702,580	11/07/2003	6,826,616	11/30/2004
US	09/558,210	04/26/2000
WO	PCT/US01/13260	04/25/2001
EP	01932628.9	04/25/2001	1284079	01/18/2006
EP CH	01932628 9	04/25/2001	1284079	01/18/2006

Country	App. No.	Filing date	Patent No.	Issue Date
WO	PCT/US99/25325	10/29/1999
AU	00/14553	10/29/1999	761,388	09/18/2003
CA	2,349,519	10/29/1999
EP	99971606.1	10/29/1999	1125419	08/26/2009
EP-GB	99971606.1	10/29/1999	1125419	08/26/2009
EP-DE	99971606.1	10/29/1999	1125419	08/26/2009
EP-FR	99971606.1	10/29/1999	1125419	08/26/2009
EP-IT	46406/BE/2009	10/29/1999	1125419	08/26/2009
JP	2000-580350	10/29/1999	4,451,556	02/05/2010
JP	2009-246033	10/29/1999
US	09/429,643	10/29/1999	7,010,604	03/07/2006
US	10/401,551	03/31/2003	7,133,930	11/07/2006
US	11/301,022	12/13/2005
US	11/839,937	08/16/2007
US	09/429,643	02/15/2000	6,502,135	12/31/2002
WO	PCT/US01/04340	02/12/2001
EP	01910528.7	02/12/2001
JP	2001-560062	02/12/2001
US	10/082,164	02/26/2002	6,618,761	09/09/2003
US	10/401,888	03/31/2003	6,907,473	06/14/2005
US	10/082,285	02/26/2002	6,834,310	12/21/2004
US	10/259,494	09/30/2002	7,490,151	02/10/2009
US	11/839,969	08/16/2007
US	11/924,460	10/25/2007
WO	PCT/US99/25323	10/29/1999
AU	00/16003	10/29/1999	765914	01/15/2004
CA	2,349,520	10/29/1999
EP	99958693.6	10/29/1999
JP	2000-580354	10/29/1999
US	09/558,209	04/26/2000
WO	PCT/US01/13261	04/25/2001
EP	01932629.7	04/25/2001
EP	06014499.5	04/25/2001
EP	06014500.0	04/25/2001
HK	07109112.7	08/21/2007
HK	07109113.6	08/21/2007
JP	2001-583006	04/25/2001

Exhibit B
Press Release
FOR IMMEDIATE RELEASE
MICROSOFT AND VIRNETX SETTLE PATENT INFRINGEMENT CASES
REDMOND, WA and SCOTTS VALLEY, CA – May 14 2010 – VirnetX Holding Corp. (AMEX:VHC) and Microsoft Corp. today announced that they have settled the patent infringement cases brought by VirnetX before the U.S. District Court for the Eastern District of Texas. Pursuant to the settlement, both lawsuits will be dismissed.
As part of the settlement, Microsoft takes a license to the VirnetX patents for Microsoft’s products and will make a one-time payment of $200 million to VirnetX. All other aspects of the settlement and license were not disclosed.
“This Agreement highlights the need for VirnetX’s Secure Domain Name Initiative, and we believe that this successful resolution of our litigation with Microsoft will allow us to focus on the upcoming pilot system that will showcase VirnetX’s automatic Virtual Private Network technology,” said Kendall Larsen, Chief Executive Officer and Chairman of VirnetX Holding Corp. “We look forward to our continued work with our Secure Domain Name Initiative partners in that effort.”
“We are pleased to work with VirnetX to bring these cases to a successful resolution through this settlement,” said Tom Burt, corporate vice president and deputy general counsel, Microsoft Corporation. “We look forward to VirnetX’s continued progress as it develops its technologies.”
About Microsoft Founded in 1975, Microsoft (Nasdaq ‘MSFT’) is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

About VirnetX
VirnetX Holding Corporation, an Internet security software and technology company, is engaged in commercializing its patent portfolio, developed from work done for the Central Intelligence Agency, by developing a licensing program as well as developing software products designed to create a secure environment for real-time communication applications such as instant messaging, VoIP, smart phones, eReaders and video conferencing. The Company’s patent portfolio includes over 48 U.S. and international patents and pending applications that were recently declared as essential for 4G security specifications and provide the foundation for the Company’s unique GABRIEL Connection Technology. For more information, please visit www.virnetx.com.